As filed with the Securities and Exchange Commission on May 25, 2017

Registration Number 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Medifast, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-3714405 (I.R.S. Employer Identification Number)

Medifast, Inc.

3600 Crondall Lane
Owings Mills, Maryland 21117
(Address of Principal Executive Offices)

Medifast, Inc. Amended and Restated 2012 Share Incentive Plan

(Full titles of the plans)

Jason L. Groves, Esq.
Executive Vice President, General Counsel & Corporate Secretary

Medifast, Inc.
3600 Crondall Lane
Owings Mills, Maryland
Tel: (410) 581-8042

Copy to:

Bryan Brown, Esq.
Reed Smith LLP
811 Main Street, Suite 1700
Houston, Texas 77002
Tel: (713) 469-3894

Fax: (713) 469-3899
(Name, address and telephone number (including area code) of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered(1)		Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Common Stock, par value $0.001 per share	600,000	(2)	$42.85	$25,710,000	$2,979.79

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such indeterminable number of additional shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), that become issuable under the Medifast, Inc. Amended and Restated 2012 Share Incentive Plan, as amended and restated (the “Amended and Restated 2012 Plan”), by reason of any stock splits, stock dividends, recapitalization or similar transactions.

(2)	Represents 600,000 additional shares of Common Stock that are available for grant under the Amended and Restated 2012 Plan, as amended and approved by the Registrant’s stockholders at its annual meeting on May 18, 2017.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices for the Common Stock as reported on the New York Stock Exchange on May 19, 2017, which date is within five business days prior to filing this Registration Statement in accordance with Rule 457(c) of the Securities Act.

EXPLANATORY NOTE

This Registration Statement is filed by the Registrant pursuant to General Instruction E to Form S-8 to register an additional 600,000 shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), which may be awarded under the Medifast, Inc. Amended and Restated 2012 Share Incentive Plan (the “Plan”). On May 18, 2017, the Registrant’s stockholders approved the amendment and restatement of the Plan that increased by 600,000 the number of shares of Common Stock with respect to which the Registrant may make awards under the Plan. The contents of the Registrant’s Registration Statement on Form S-8 filed April 18, 2013 registering 1,000,000 shares of Common Stock (Commission File No. 333-187374) is incorporated herein by reference and made a part hereof except to the extent supplemented, amended or superseded by the information set forth herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Part I of Form S-8 is omitted from this registration statement in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plan, as required by Rule 428 promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act. Such documents are not being filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in the registration statement shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Description of Documents

4.1	Medifast, Inc. Amended and Restated 2012 Share Incentive Plan (incorporated by reference from Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 10, 2017)(File No. 001-31573)

5.1	Opinion of Reed Smith LLP

23.1	Consent of RSM US LLP

23.2	Consent of Reed Smith LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page hereto)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Owings Mills, State of Maryland, on May 25, 2017.

Medifast, Inc.

By:	/s/ Daniel R. Chard
Daniel R. Chard
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, Daniel R. Chard and Timothy G. Robison and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post- effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Michael C. MacDonald	Chairman and Director	May 25, 2017
Michael C. MacDonald

/s/ Daniel R. Chard	Chief Executive Officer (Principal Executive Officer) and Director	May 25, 2017
Daniel R. Chard

/s/ Timothy G. Robinson	Chief Financial Officer (Principal Financial Officer)	May 25, 2017
Timothy G. Robinson

/s/ Joseph P. Kelleman	Vice President of Finance (Principal Accounting Officer)	May 25, 2017
Joseph P. Kelleman

/s/ Jeffrey J. Brown	Director	May 25, 2017
Jeffrey J. Brown

/s/ Kevin G. Byrnes	Director	May 25, 2017
Kevin G. Byrnes

/s/ Charles P. Connolly	Director	May 25, 2017
Charles P. Connolly

/s/ Constance J. Hallquist	Director	May 25, 2017
Constance J. Hallquist

/s/ Carl E. Sassano	Director	May 25, 2017
Carl E. Sassano

/s/ Scott Schlackman	Director	May 25, 2017
Scott Schlackman

/s/ Glenn W. Welling	Director	May 25, 2017
Glenn W. Welling

INDEX TO EXHIBITS

Exhibit Number	Description of Document

4.1	Medifast, Inc. Amended and Restated 2012 Share Incentive Plan (incorporated by reference from Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 10, 2017)(File No. 001-31573)

5.1	Opinion of Reed Smith LLP

23.1	Consent of RSM US LLP

23.2	Consent of Reed Smith LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page hereto)